MRC Global

100 YEARS 1921 2021







1Q 2021 Earnings Presentation

April 27, 2021

Rob Saltiel
President & CEO

Kelly Youngblood
Executive Vice President & CFO

We Make Energy Flow

Forward Looking Statements & Non-GAAP Disclaimer

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as "will," "expect," "look forward," "guidance," "targeted", "goals", and similar expressions are intended to identify forward-looking statements. Statements about the company's business, including its strategy, its industry, the company's future profitability, the company's guidance on its sales, adjusted EBITDA, adjusted net income, adjusted diluted EPS, adjusted SG&A, gross profit, gross profit percentage, adjusted gross profit, adjusted gross profit percentage, net debt, tax rate, capital expenditures and cash from operations, free cash flow, free cash flow after dividends, growth in the company's various markets and the company's expectations, beliefs, plans, strategies, objectives, prospects and assumptions are not guarantees of future performance. These statements are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond our control, including the factors described in the company's SEC filings that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements, including the company's Current Report on Form 8-K dated April 27, 2021.

For a discussion of key risk factors, please see the risk factors disclosed in the company's SEC filings, which are available on the SEC's website at **www.sec.gov** and on the company's website, **www.mrcglobal.com**. Our filings and other important information are also available on the Investor Relations page of our website at **www.mrcglobal.com**.

Undue reliance should not be placed on the company's forward-looking statements. Although forward-looking statements reflect the company's good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company's actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

Forward Looking Statements & Non-GAAP Disclaimer

In this presentation, the company is providing certain non-GAAP financial measures. These are not measures of financial performance calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and should not be considered as alternatives. The following GAAP measures have the following non-GAAP measures presented and derived from the respective GAAP measures:

- **net income** (adjusted EBITDA)
- **net income margin** (adjusted EBITDA margin)
- **gross profit** (adjusted gross profit)
- **gross profit percentage** (adjusted gross profit percentage)
- **net income** (adjusted net income)
- **diluted earnings per share** (adjusted diluted EPS)
- **selling, general and administrative expense** (adjusted SG&A)
- **net cash provided by operations** (free cash flow and free cash flow after dividends)
- **long-term debt, net** (net debt)

They should be viewed in addition to, and not as a substitute for, analysis of our results reported in accordance with GAAP. Management believes that these non-GAAP financial measures provide investors a view to measures similar to those used in evaluating our compliance with certain financial covenants under our credit facilities and provide meaningful comparisons between current and prior year period results. They are also used as a metric to determine certain components of performance-based compensation. They are not necessarily indicative of future results of operations that may be obtained by the company.

First Quarter 2021 Results – Key Takeaways

Revenue Generation

- 1Q21 revenue **$609 million**, 5% higher than 4Q20

Debt Reduction

- Net debt of **$250 million** as of 1Q21
  - Reduced net debt by **$243M or 49%** from **1Q20**

Cost Control

- 1Q21 adjusted SG&A **$98 million**

Working Capital Efficiency

- Net working capital to sales ratio (TTM) **18.5%**[1] as of 1Q21

EBITDA

- 1Q21 adjusted EBITDA of **$24 million** or **3.9%** of revenue

Cash Generation & Liquidity

- Generated **$24 million** of cash from operations in 1Q21
- Available Liquidity:
  - **$527 million** as of 1Q21
  - **$422 million**, pro forma for excess cash flow payment in 2Q21

Profitability

- Adjusted gross profit percentage of **19.4%** in 1Q21
- E-commerce - **38%** of total revenue & **46%** of North America revenue for **TTM 1Q21**

Note: See reconciliation of non-GAAP measures to GAAP measures in the appendix
1. Working capital defined as Current Assets (excluding Cash) – Current Liabilities. Sales are on trailing twelve months basis. TTM 1Q21 subtracts $105M for the excess cash flow payment from Current Liabilities

First Quarter 2021 Results

Revenue Highlights by Region and Industry Sector

REGION: Revenue Highlights 1Q21 vs. 4Q20

U.S.

Increased 8% from improvements in downstream & industrial, midstream pipeline sectors and upstream production market conditions.

Canada

Increased 39% primarily in upstream production due to increased spending levels in response to higher commodity prices.

International

Decreased 14% in upstream production and midstream pipeline primarily due to a strong fourth quarter from projects, which completed at year end.

INDUSTRY SECTOR: Revenue Highlights 1Q21 vs. 4Q20

Gas Utilities

Declined 3% as spending levels returned to a more seasonal pattern from a higher than average fourth quarter

As compared to 1Q20, spending was up 4% due to market share gains and customers preparing for projects.

Downstream & Industrial

Increased 11% driven by the U.S. segment as customers increased repair & maintenance activities including turnarounds postponed in 2020 & recovery work related to inclement weather

Upstream Production

Increased 1% driven by North America as customers increased spending for completions & facility construction. Canada increased 35% and the U.S. increased 8% partially offset by International

Midstream Pipeline

Improved 26% due to small & mid-sized pipeline projects & increased valve sales.

Quarterly & Financial Performance YTD *($ millions, except per share data)*

SALES


$794
$579
$609
1Q 20
4Q 20
1Q 21

ADJUSTED GROSS PROFIT & % MARGIN[1]


$157
$114
$118
19.8%
19.7%
19.4%
1Q 20
4Q 20
1Q 21

ADJUSTED EBITDA & % MARGIN[1]


$34
$22
$24
4.3%
3.8%
3.9%
1Q 20
4Q 20
1Q 21

ADJUSTED DILUTED EPS[1]


$0.01
$(0.05)
$(0.07)
1Q 20
4Q 20
1Q 21

1. See reconciliation of non-GAAP measures to GAAP measures in the appendix

Strong Balance Sheet & Financial Flexibility *($ millions)*

TOTAL DEBT


$521
$383
$382
1Q 20
4Q 20
1Q 21

Net Leverage[1]:		
2.8x	2.7x	2.9x

CAPITAL STRUCTURE

March 31, 2021	
Cash and Cash Equivalents	**$ 132**
Total Debt (including current portion):	
Term Loan B due 2024 (net of discount & deferred financing costs)	$ 382
Global ABL Facility due 2022	-
Total Debt	$ 382
Preferred stock	355
Common stockholders' equity	344
Total Capitalization	**$ 1,081**
Liquidity	**$ 527**

CASH FLOW FROM OPERATIONS


$37
$83
$24
1Q 20
4Q 20
1Q 21

RETURN ON AVERAGE NET CAPITAL EMPLOYED[2]


8.2%
8.1%
7.2%
-12.8%
-3.6%
4.4%
6.2%
4.3%
-19.1%
2012
2013
2014
2015
2016
2017
2018
2019
2020

1. Net leverage multiples represent net debt / trailing twelve months adjusted EBITDA. Net debt is total debt less cash.
2. Return on average net capital employed is defined as net income plus interest expense after-tax, divided by average net capital employed (debt plus equity).Calculated with GAAP figures.

Concluding Key Points

Focused on Revenue Growth, Operating Cost Discipline & Financial Flexibility

- Revenue growth **5%** sequentially, as market conditions improve
- Adjusted EBITDA **3.9%** for **1Q21**
- SG&A - Current run-rate less than **$100 million** per quarter
- Generated **$24 million** in cash from operations in **1Q21**
- Reduced net debt by **$243 million** from **1Q20** or **49%**
- Liquidity **$527 million** & **$422 million** pro forma for the excess cash flow payment

Note: See reconciliation of non-GAAP measures to GAAP measures in the appendix

APPENDIX

APPENDIX

Adjusted Gross Profit Reconciliation

($ millions)	THREE MONTHS ENDED					
	March 31, 2021		Dec 31, 2020		March 31, 2020	
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Sales	$609		$579		$794	
Gross profit	$ 103	16.9%	$ 90	15.5%	$ 148	18.6%
Depreciation and amortization	5		5		5	
Amortization of intangibles	6		6		7	
Increase (decrease) in LIFO reserve	4		1		(3)	
Inventory charges and other	-		12		-	
Adjusted Gross Profit	$ 118	19.4%	$ 114	19.7%	$ 157	19.8%

Note: Adjusted gross profit is a non-GAAP measure. For a discussion of the use of adjusted gross profit, see our Current Report on Form 8-K dated April 27, 2021.

APPENDIX

Adjusted SG&A Reconciliation

($ millions)	THREE MONTHS ENDED		
	March 31, 2021	Dec. 31, 2020	March 31, 2020
SG&A	**$ 100**	**$ 97**	**$ 126**
Employee separation (1)	(2)	-	-
Severance and restructuring	-	(2)	-
Facility closures	-	1	-
Adjusted SG&A	**$ 98**	**$ 96**	**$ 126**

Note: Adjusted SG&A is a non-GAAP measure. For a discussion of the use of adjusted SG&A, see our Current Report on Form 8-K dated April 27, 2021.
(1) Charges (pre-tax) related to employee separation of which $1 million is non-cash share-based compensation.

APPENDIX

Adjusted EBITDA Reconciliation

($ millions)	THREE MONTHS ENDED					
	March 31, 2021		Dec. 31, 2020		March 31, 2020	
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Sales	$609		$579		$794	
Net (loss) income	$ (3)	(0.5%)	$ (5)	(0.9%)	$ 9	1.1%
Income tax expense (benefit)	-		(2)		5	
Interest expense	6		6		8	
Depreciation and amortization	5		5		5	
Amortization of intangibles	6		6		7	
Increase (decrease) in LIFO reserve	4		1		(3)	
Equity-based compensation expense (1)	5		4		2	
Foreign currency losses (gains)	-		(1)		2	
Employee separation (2)	1		-		-	
Inventory-related charges	-		12		-	
Facility closures	-		(1)		-	
Severance & restructuring charges	-		2		-	
Gain on sale leaseback	-		(5)		-	
Gain on early extinguishment of debt	-		-		(1)	
Adjusted EBITDA	$ 24	3.9%	$ 22	3.8%	$ 34	4.3%

Note: Adjusted EBITDA is a non-GAAP measure. For a discussion of the use of adjusted EBITDA, see our Current Report on Form 8-K dated April 27, 2021.
(1) Charges (pre-tax) recorded in SG&A. $1 million relates to employee separation.
(2) Charge (pre-tax) recorded in SG&A.

APPENDIX

Adjusted Net Income Reconciliation

	THREE MONTHS ENDED					
	March 31, 2021		Dec. 31, 2020		March 31, 2020	
($ millions)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net (loss) income attributable to common stockholders	**$ (9)**	**$ (0.11)**	**$ (11)**	**$ (0.13)**	**$ 3**	**$ 0.04**
Inventory-related charges, net of tax	-	-	9	0.11	-	-
Facility closures, net of tax	-	-	(1)	(0.01)	-	-
Severance and restructuring, net of tax	-	-	2	0.02	-	-
Gain on sale leaseback	-	-	(4)	(0.05)	-	-
Increase (decrease) in LIFO reserve, net of tax	3	0.04	1	0.01	(2)	(0.03)
Adjusted net (loss) income attributable to common stockholders	**$ (6)**	**$ (0.07)**	**$ (4)**	**$ (0.05)**	**$ 1**	**$ 0.01**

Note: Adjusted net income is a non-GAAP measure. For a discussion of the use of adjusted net income, see our Current Report on Form 8-K dated April 27, 2021.

APPENDIX

Free Cash Flow & Free Cash Flow After Dividends Reconciliations

	THREE MONTHS ENDED	
($ millions)	**March 31, 2021**	**March 31, 2020**
Net cash provided by operations	**$ 24**	**$ 37**
Purchases of property, plant and equipment	(2)	(2)
Free cash flow	**$ 22**	**$ 35**
Dividends paid on preferred stock	(6)	(6)
Free cash flow after dividends	**$ 16**	**$ 29**

Note: Free cash flow and free cash flow after dividends are non-GAAP measures. The company presents free cash flow and free cash flow after dividends because the company believes they are useful indicators of the company's cash generation and liquidity after certain payments for assets and investors. The company uses free cash flow and free cash flow after dividends as key performance indicators in managing its business. The company believes that cash from operations is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to free cash flow and free cash flow after dividends.

APPENDIX

Net Debt & Leverage Ratio Calculation

($ millions)	March 31, 2021	Dec 31, 2020	March 31, 2020
Long-term debt, net	**$ 277**	**$ 379**	**$ 517**
Plus: current portion of long-term debt	105	4	4
Long-term debt	**382**	**383**	**521**
Less: cash	132	119	28
Net debt	**$ 250**	**$ 264**	**$ 493**

Net debt	$ 250	$ 264	$ 493
Trailing twelve months adjusted EBITDA	87	97	179
Leverage ratio	**2.9**	**2.7**	**2.8**

Note: Net debt and leverage ratio may be non-GAAP measures. For a discussion of the use of net debt, see our Current Report on Form 8-K dated April 27, 2021.